Exhibit 10.13 (d)

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

This Amendment No. 3 to Employment Agreement (“Amendment No. 3”), dated as of January 31, 2004, amends that certain Employment Agreement dated May 4, 1998, as previously amended by Amendment No. 1, dated as of December 1, 1999, and Amendment No. 2, dated as of September 1, 2002, (the “Employment Agreement”) by and between Equitable Resources, Inc., a Pennsylvania corporation (the “Company”), and Murry S. Gerber, an individual (the “Executive”);

WITNESSETH:

WHEREAS, Section 7(b)(ii) of the Employment Agreement provides for the Company to fund the purchase of a second-to-die split dollar life insurance policy on the joint lives of the Executive and his spouse;

WHEREAS, the Company and the Executive desire the subject second-to-die split dollar life insurance policy to be cancelled, and to substitute other consideration therefor; and

WHEREAS, the parties desire to amend Section 7(b)(ii) of the of the Employment Agreement accordingly by entering into this Amendment No. 3;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:

1.             Section 7(b)(ii) of the Employment Agreement is amended by deleting the section in its entirety.

2.             In consideration therefor, the Executive, or, if applicable, any trustee will be paid the sum of $48,475, subject to applicable taxes, within 30 days following the execution of this Amendment No. 3.

3.             The Split Dollar Agreement has been terminated in accordance with the provisions of Section 7(a) thereof, and is of no further force or effect, effective December 31, 2003.  The subject second-to-die split dollar life insurance policy has been surrendered and cancelled, and any outstanding loans against the policy have been paid in full, effective December 31, 2003.  Neither the Company, the Executive nor any trustee shall have any further obligations with respect to such policy, whether to pay premiums, repay loans against the policy or otherwise.

4.             All other terms of the Employment Agreement shall be unaffected by this Amendment No. 3 and shall remain in full force and effect.

5.             This Amendment No. 3 shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the date first above set forth.

EQUITABLE RESOURCES, INC.:

By:	/s/ Charlene J. Petrelli
Charlene J. Petrelli
Vice President, Human Resources

/s/ Murry S. Gerber
Murry S. Gerber